Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis—September 2008

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-4 $725MM 10/15/2013	2003-5(a) $1,000MM 10/15/2008	2003-6(a) $2,000MM 11/15/2008
Yield	15.01%	15.01%	54.46%	12.51%
Less: Coupon	2.73%	2.82%	2.98%	2.65%
Servicing Fee	1.50%	1.50%	1.50%	0.66%
Net Credit Losses	5.07%	5.07%	18.36%	3.65%
Excess Spread:
September-08	5.71%	5.62%	31.62%	5.55%
August-08	5.81%	5.72%	6.98%	6.63%
July-08	6.93%	6.84%	6.99%	7.02%
Three Month Average Excess Spread	6.15%	6.06%	15.20%	6.40%

Delinquency:
30 to 59 Days	0.99%	0.99%	0.99%	0.99%
60 to 89 Days	0.75%	0.75%	0.75%	0.75%
90+ Days	1.61%	1.61%	1.61%	1.61%
Total	3.35%	3.35%	3.35%	3.35%

Principal Payment Rate	15.76%	15.76%	15.76%	15.76%

(a)	series performance data is skewed by allocation methodology during the Controlled Accumulation Period